As filed with the Securities and Exchange Commission on
                                March 27, 2001
                           Registration No. 333-89517


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post Effective Amendment No. 1 To
                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            FRANKLIN RESOURCES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                    Delaware                               13-2670991

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          (State or Other Jurisdiction of               (I.R.S. Employer
        Incorporation or Organization)                 Identification No.)

                           777 Mariners Island Blvd.,

                               San Mateo, CA 94404

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          (Address, Including Zip Code, of Principal Executive Offices)

                            FRANKLIN RESOURCES, INC.
                       1998 UNIVERSAL STOCK INCENTIVE PLAN

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                              (Full Title of Plan)

                             Leslie M. Kratter, Esq.
                       Senior Vice President and Secretary
                            Franklin Resources, Inc.
                           777 Mariners Island Blvd.,
                        San Mateo, California 94404-1585
                                 (650) 312-2000
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          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

                             Jeffrey E. Tabak, Esq.
                           Weil, Gotshal & Manges, LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                           ---------------------------



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                              EXPLANATORY STATEMENT

      A total of 10,000,000 shares of common stock of Franklin Resources, Inc., a Delaware Corporation (the "Company" or "Registrant") (as adjusted for stock splits) were registered in connection with the Company's 1998 Universal Stock Incentive Plan (the "Plan"), which shares were registered on separate registration statements on Form S-8 as follows: (a) 4,000,000 shares were registered on the Company's Form S-8 (File No. 333-89517), filed on October 22, 1999 (the "October 1999 Form S-8"); (b) 3,000,000 shares were registered on Form S-8 (File No. 333-83377), filed on July 21, 1999; and (c) 3,000,000 shares were registered on Form S-8 (File No. 333-70035), filed in December 31, 1998 (collectively, the "Prior Registration Statements"). On January 25, 2001, the stockholders of the Company approved the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended Plan"). Of the 10,000,000 shares registered in connection with the Plan, 392,599 shares have not been issued and are not subject to issuance upon the exercise of outstanding options granted under the Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 (see G. Securities Act Forms, number 89), 392,599 shares of the Company's common stock registered on the October 1999 Form S-8 are carried forward to, and deemed covered by, the registration statement on the separate Form S-8 filed concurrently herewith in connection with the Amended Plan (the "2001 Form S-8").

      In addition to the 392,599 shares being carried forward to the 2001 Form S-8, approximately 7,388,902 shares registered in connection with the Plan have not been issued but may be issued upon the exercise of outstanding options granted under the Plan, and approximately 1,296,951 shares registered in connection with the Plan as restricted stock awards granted under the Plan have not yet vested. In the event any of these 7,388,902 shares or 1,296,951 shares are not issued in connection with the Plan, such as when a currently outstanding option granted under the Plan expires without being exercised or when a restricted stock award granted under the Plan does not vest, the Company intends to periodically file additional post effective amendments to the Prior Registration Statements and the 2001 Form S-8 carrying forward such shares for issuance in connection with the Amended Plan.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements filed by the Company with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 27th day of March, 2001.

                                FRANKLIN RESOURCES, INC.

                                 /s/ Leslie M. Kratter
                                 -----------------------------------
                             By: Leslie M. Kratter
                                 Senior Vice President and Secretary

      The undersigned officers and directors of Franklin Resources, Inc., hereby severally constitute Martin L. Flanagan and Leslie M. Kratter, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by Franklin Resources, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Franklin Resources, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


FRANKLIN RESOURCES, INC.


Date:       March 27, 2001         By: /s/ Charles B. Johnson
                                        ----------------------------
                                        Charles B. Johnson
                                        Chairman, Chief Executive Officer,
                                        Member - Office of the Chairman, and
                                        Director

Date:       March 27, 2001         By: /s/ Harmon E. Burns
                                        ----------------------------
                                        Harmon E. Burns
                                        Vice Chairman, Member - Office of the
                                        Chairman, and Director

Date:       March 27, 2001         By: /s/ Martin L. Flanagan
                                        ----------------------------
                                        Martin L. Flanagan
                                        President, Member - Office of the
                                        President, and Chief Financial Officer

Date:       March 27, 2001         By: /s/ Allen J. Gula, Jr.
                                        ----------------------------
                                        Allen J. Gula, Jr.
                                        President, and Member - Office of the
                                        President

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Date:                              By:
                                        ----------------------------
                                        Charles E. Johnson
                                        President, Member - Office of the
                                        President, and Director

Date:                              By:
                                        ----------------------------
                                        Gregory E. Johnson
                                        President, and Member - Office of the
                                        President

Date:       March 27, 2001         By: /s/ Rupert H. Johnson, Jr.
                                        ----------------------------
                                        Rupert H. Johnson, Jr.
                                        Vice Chairman, Member - Office of the
                                        Chairman, and Director

Date:       March 27, 2001         By: /s/ Harry O. Kline
                                        ----------------------------
                                        Harry O. Kline
                                        Director

Date:       March 27, 2001         By: /s/ James A. McCarthy
                                        ----------------------------
                                        James A. McCarthy
                                        Director

Date:       March 27, 2001         By: /s/ Peter M. Sacerdote
                                        ----------------------------
                                        Peter M. Sacerdote
                                        Director

Date:       March 27, 2001         By: /s/ Charles R. Sims
                                        ----------------------------
                                        Charles R. Sims
                                        Vice President-Finance, Chief Accounting
                                        Officer and Treasurer

Date:       March 27, 2001         By: /s/ Anne M. Tatlock
                                        ----------------------------
                                        Anne M. Tatlock
                                        Director

Date:       March 27, 2001         By: /s/ Louis E. Woodworth
                                        ----------------------------
                                        Louis E. Woodworth
                                        Director


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